EXHIBIT 23.2 CONSENT OF ATTORNEYS

Law Offices
SEC ATTORNEYS, LLC
Two Corporate Drive, Suite 234
Shelton, Connecticut 06484-6213
1.203.222.9333 Tel	Securities, Hedge Funds, Corporate,
1.203.225.1244 Fax	Tax, International, Mergers and
www.secattorneys.com	Acquisitions and Related Matters

January 11, 2011

Board of Directors
Classic Rules Judo Championships, Inc.
100 Research Drive, Suite 16
Stamford, CT 06906

Ladies and Gentlemen:

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption Legal Matters in the Registration Statement and hereby consent to being named in said Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Sincerely,

SEC ATTORNEYS, LLC

/s/ Jerry Gruenbaum
Jerry Gruenbaum. Esquire

SEC ATTORNEYS, LLC IS A PRIVATELY OWNED LAW FIRM THAT REPRESENTS REGISTRANTS BEFORE THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AND NOT AFFILIATED WITH ANY GOVERNMENTAL AGENCY INCLUDING THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, NOR IS IT AUTHORIZED BY THEM TO COMMUNICATE OR ACT IN ANY MANNER ON THEIR BEHALF.